(logo)  STANDEX                                                 6 Manor Parkway
                                                     Salem, New Hampshire 03079


                                                             September 19, 1997



To the Stockholders of Standex International Corporation:

      You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation which will be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts on Tuesday, October 28, 1997 at 11:00 A.M.

      We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented. If you do attend the meeting, you may vote your shares personally.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.

                                        Sincerely,

                                        /s/ EDWARD J. TRAINOR
                                            Edward J. Trainor
                                            President/ CEO

(logo)  STANDEX                                                 6 Manor Parkway
                                                     Salem, New Hampshire 03079



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders of Standex International Corporation (the "Company") will be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts on Tuesday, October 28, 1997, at 11:00 A.M. local time for the following purposes:

      1. To fix the number of directors at fourteen and to elect five directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2000;

      2. To approve the adoption of a new Employee Stock Purchase Plan covering 400,000 shares;

      3. To approve the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1998; and

      4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Stockholders of record at the close of business on September 10, 1997 will be entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,


                                        /s/ RICHARD H. BOOTH
                                            Richard H. Booth, Secretary


September 19, 1997
Salem, New Hampshire


                                   IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                       STANDEX INTERNATIONAL CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 28, 1997

      This Proxy Statement is being furnished on or about September 19, 1997 in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, October 28, 1997. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, will be voted for the election of each of the individuals nominated by the Board of Directors and in favor of the other proposals set forth in the Notice of Meeting.

      The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. The approval of the new Employee Stock Purchase Plan of the Company and the ratification of the appointment of Deloitte & Touche LLP as independent auditors will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal in person or by proxy at the Annual Meeting. Stockholders may vote in favor of all nominees for Director or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the approval of the new Employee Stock Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP as independent auditors, stockholders should specify their choices on the enclosed form of proxy.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

      Any proxy may be revoked at any time before it is exercised by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

      The Board of Directors has fixed September 10, 1997 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. At the record date, there were outstanding and entitled to vote 13,109,853 shares of the Common Stock of the Company. Each share is entitled to one vote.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in this regard.

      To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has employed the firm of Morrow & Co., Inc. to assist in soliciting proxies by mail, telephone, facsimile and personal interview for a fee estimated at approximately $3,500 plus disbursements.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

      The persons named in the enclosed proxy will vote to fix the number of directors at fourteen and to elect as directors Messrs. William R. Fenoglio, Walter F. Greeley, C. Kevin Landry, H. Nicholas Muller, III, Ph.D. and Edward
J. Trainor identified below as nominees, for three-year terms expiring in 2000 unless authority to vote for the election of directors is withheld by marking the proxy to that effect. The number of directors is proposed to be fixed at fourteen in order to give the Board of Directors the opportunity of adding a director during the coming year. No proxy can be voted for a greater number of persons than the five nominees named below.

      In the event that any nominee for election should become unavailable, the person acting under the proxy may vote for the election of a substitute. Management has no reason to believe that any nominee will become unavailable.

      Information about each director and nominee for director at July 31, 1997 follows:


         Nominees For Directors                                 Principal Occupations During
                For Terms                                            Past Five Years And
             Expiring In 2000                                    Certain Other Directorships
         ----------------------                                 ----------------------------

William R. Fenoglio                         President and CEO of Augat, Inc. from 1994 through 1996;
 Age 58                                     President  and CEO of Barnes  Group,  Inc.  from  1991  through
                                            1994.

                                            Director of Southern New England  Telecommunications,  Inc. and
                                            IPG, Inc.

Walter F. Greeley                           Chairman, High Street Associates, Inc. (a management and
  Director Since 1989                       acquisition group) since 1988.
  Age 66

C. Kevin Landry                             Managing Director and CEO, TA Associates, Inc. (a private
  Director Since 1975                       equity firm), Boston, MA. since January 1994 and prior
  Age 53                                    thereto Managing Partner of TA Associates.

H. Nicholas Muller, III, Ph.D.              President and CEO of The Frank Lloyd Wright Foundation since
  Director Since 1984                       May 1996 and prior thereto Director of the State Historical
  Age 58                                    Society of Wisconsin.

Edward J. Trainor*                          Chief Executive Officer of the Company since July 1995;
  Director Since 1994                       President of the Company since July 1994; Chief Operating
  Age 57                                    Officer of the Company  from July 1994 to June 1995;  President of the Standex Institutional
                                            Products Division of the Company
                                            from February 1987 to July 1994;
                                            Vice President of the Company from
                                            August 1992 to July 1994.


          Directors To Continue                                 Principal Occupations During
           In Office For Terms                                       Past Five Years And
             Expiring In 1998                                    Certain Other Directorships
          ---------------------                                 ----------------------------

William L. Brown*                           Former Chairman of the Board of Bank of Boston Corporation
  Director Since 1961                       and The First National Bank of Boston.
  Age 75
                                            Director  of  G.C.  Companies,   Inc.,  Ionics,   Incorporated,
                                            Bradley Real Estate Trust and North American Mortgage Company.

Thomas L. King*                             Chairman of the Board of the Company since January 1992;
  Director Since 1970                       President of the Company from August 1984 to July 1994;
  Age 67                                    Chief  Executive  Officer of the Company from July 1985 to June
                                            1995.

Sol Sackel                                  Former Senior Vice President of the Company.
  Director Since 1983
  Age 73

Lindsay M. Sedwick                          Senior Vice President of Finance/CFO of the Company since
  Director Since 1992                       January 1996; Vice President of the Company from January
  Age 62                                    1990  to  January  1996  and  Treasurer  of the  Company  since
                                            January 1986.


          Directors To Continue                                 Principal Occupations During
           In Office For Terms                                       Past Five Years And
             Expiring In 1999                                    Certain Other Directorships
          ---------------------                                 ----------------------------

John Bolten, Jr. +                          Consultant to the Company.
  Director Since 1955
  Age 77

David R. Crichton                           Executive Vice President/Operations of the Company since
  Director Since 1992                       June 1989.
  Age 59

Samuel S. Dennis 3d *+                      Of Counsel, Hale & Dorr (Attorneys) Boston, MA from
  Director                                  Since 1955 January 1996 to December 1996; Senior Partner, Hale & Dorr
  Age 87                                    from 1952 through 1995; Former Vice President of the Company.

Daniel B. Hogan, Ph.D.                      President, The Apollo Group (Management Consultants) since
  Director Since 1983                       1991.
  Age 54

--------------------
<F+> +    Founder of the Company.
<F*> *    Member of the Executive Committee of the Board of Directors.


                         STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

      The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of July 31, 1997 of each director, each nominee for director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:


                                                     Beneficial Ownership (1)
                                                ----------------------------------
                                                                      Percent of
                                                    No. of            Outstanding
                Name                                Shares            Common Stock
                ----                            ----------------      ------------

John Bolten, Jr.                                  255,812 (3)              1.9
William L. Brown                                    1,360                   **
David R. Crichton                                  16,312 (2)               **
Samuel S. Dennis 3d                               415,183 (4)              3.2
Thomas H. DeWitt                                   55,955 (2)(5)            **
William R. Fenoglio                                    -0-                  **
Walter F. Greeley                                   2,504                   **
Daniel B. Hogan, Ph.D.                             12,886 (6)               **
Thomas L. King                                    152,716                  1.2
C. Kevin Landry                                     5,368                   **
H. Nicholas Muller, III, Ph.D.                      4,130                   **
Sol Sackel                                         10,416                   **
Lindsay M. Sedwick                                  5,677 (2)               **
Edward J. Trainor                                  90,037 (2)               **

All Directors and Executive Officers            1,043,670                  8.0
 as a Group (16 Persons)

--------------------
<F*>  **    Less than 1% of outstanding Common Stock.
<F1>  As used herein, "beneficial ownership" means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock. The directors have sole voting and investment power with respect to the shares shown as beneficially owned by them except for 65 shares for Mr. Crichton, 10,191 shares for Mr. DeWitt, 1,304 shares for
      Mr. Greeley, 4,000 shares for Mr. Landry, 10,416 shares for Mr. Sackel and 19,450 shares for Mr. Trainor, which are jointly held with their respective spouses. The shares owned by spouses or minor children of certain directors have not been included because the respective directors have disclaimed beneficial interest in the shares. These shareholdings are: Mrs. DeWitt (919), Mrs. Dennis (60,665), Mr. Hogan's children
      (6,000), Mrs. Landry and their children (104,269), and Mrs. Sackel
      (2,000).
<F2>  The numbers listed include estimates of the shares held in the Standex
      Employees' Stock Ownership Plan at June 30, 1997, which are vested to the accounts of Messrs. Crichton, DeWitt, Sedwick and Trainor. These
      individuals have voting power over the shares allocated to them in this plan. In the event of a tender or exchange offer for the Common Stock of the Company, these individuals (along with all other participants) will determine, on a confidential basis, whether the Common Stock held in their accounts should be tendered or exchanged. The numbers also include the following shares which are capable of being purchased by exercise of stock options within 60 days of July 31, 1997: Mr. Trainor (67,400), Mr.
      Crichton (2,400), Mr. DeWitt (24,000) and Mr. Sedwick (1,600).
<F3>  The number listed includes 28,710 shares held in a trust of which Messrs.
      Bolten, Jr., Hogan and Dennis are trustees. To avoid duplication, these shares have only been shown as beneficially owned by Mr. Bolten, Jr.
<F4>  The number listed includes 15,000 shares held in trusts as to which Mr.
      Dennis is sole trustee and 243,382 shares as to which he is co-trustee.
      The latter number includes a trust holding 62,188 shares wherein Mr.
      Dennis is a co-trustee with Messrs. Bolten, Jr. and Hogan. To avoid duplication, these shares have only been shown as beneficially owned by
      Mr. Dennis. Mr. Bolten, Jr. is also a co-trustee with Mr. Dennis of a trust holding 125,738 shares. However, in order to avoid duplication, these shares have only been shown as beneficially owned by Mr. Dennis.
<F5>  The number listed includes 6,000 shares held in a trust as to which Mr.
      DeWitt is a co-trustee.
<F6>  The number listed includes 6,040 shares held in two trusts as to which
      Mr. Hogan is a beneficiary.

                             --------------------

Stock Ownership of Certain Beneficial Owners

      The table below sets forth each stockholder who, based on public filings, is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 1997.

                                                         Beneficial Ownership
                                                         ------------------------------
                                                                           Percent of
                Name and Address                            No. of         Outstanding
               Of Beneficial Owner                          Shares        Common Stock
               -------------------                       ------------     ------------

State Street Bank and Trust Company, as Trustee of       1,502,258(1)         11.6
the Standex International Corporation Employees'
Stock Ownership Trust,
225 Franklin Street, Boston, MA

--------------------
<F1>  This number includes shares allocated to participating employees'
      accounts over which such participants have sole voting power.


                               PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Common Stock as of the end of each of the last five fiscal years with the cumulative total stockholder return on the Standard & Poor's Manufacturing (Diversified Industry) Index and on the Russell 2000 Index, assuming an investment of $100 in each at their closing prices on June 30, 1992 and the reinvestment of all dividends.


                                    Standex                        S & P
  Measurement Period             International     Russell     Manufacturing
  Fiscal Year Covered             Corporation       2000        (Div. Ind.)
-----------------------          -------------     -------     -------------

Measurement Pt.-6/30/92              $100           $100             $100
FYE 6/30/93                          $131           $126             $119
FYE 6/30/94                          $169           $131             $132
FYE 6/30/95                          $207           $158             $175
FYE 6/30/96                          $192           $196             $223
FYE 6/30/97                          $207           $228             $332



                                 REPORT OF THE
                     SALARY AND EMPLOYEE BENEFITS COMMITTEE
                           ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is founded on the same principles that guide the Company in establishing compensation programs at all levels of the organization. The overall objective is to attract, retain and motivate highly qualified individuals for all positions within the Company.

Policies

      Consistent with this objective, all compensation programs, including those for executives, adhere to the following policies:

      * Compensation is based on the level of job responsibility, the individual's level of performance and Company or unit performance.

      * Compensation takes into account the value of the job in the market place. The Company strives to be competitive with the pay of employers of a similar size and stature who compete with the Company for talent.

      * Equity ownership is encouraged at all levels of the Company to more closely align the interests of employees with those of the stockholders. Through its Stock Purchase Plan, the Company offers the opportunity for equity ownership to all employees at U. S. locations. In addition, the Company provides key management employees worldwide the opportunity to build significant equity ownership through the stock option program.

      Consistent with these policies, the compensation of executive officers is closely related to Company performance and, in addition to base salary, is comprised of three elements: bonus, PIPS awards and stock options.

Bonus

      Cash bonus awards are made each year to more than 900 employees of the Company in order to motivate them and reward their contribution toward the financial performance of the Company in the immediately preceding fiscal year.

      As part of this program, bonus awards are considered each year for the Divisional management group as well as the executive officers of the Company. The maximum amount which may be awarded to top Divisional management is determined by the Salary and Employee Benefits Committee (the "Committee") on the basis of the Company's overall performance (principally net income and earnings per share) in the preceding fiscal year.

      Specific bonus awards to top Divisional managers are based principally on the net income of the Division measured against its historical performance and its performance relative to the other Divisions that year. Bonus awards to corporate executive officers are based principally on the net income and earnings per share of the Company in the preceding year as well as individual performance.

PIPS Plan

      The Company's PIPS Plan has provided an incentive to a broad group of approximately 275 management employees (including executive officers) to increase the earnings per share of the Company on a long-term basis. Sustained increases in the Company's earnings per share will presumably, under normal market conditions, lead to higher prices for the Company's Common Stock. Payments under the PIPS Plan are made only when increases in earnings per share have been achieved over the preceding five year period. Since the inception of this program, there have been several years when no payments were made.

      The Board of Directors decided in April 1996 that no further grants will be made under the PIPS Plan. However, outstanding grants will be honored and payments will be made as these outstanding PIPS shares mature through the year 2000.

Stock Options

      The Company believes that significant stock ownership by the executive officers of the Corporation is a major incentive in building stockholder value. Stock options are intended to encourage such stock ownership and to directly align the interests of executive officers with those of the stockholders.

      Under the 1994 Stock Option Plan executive officers are eligible to receive occasional grants of incentive stock options and/or non-qualified stock options. Incentive stock options are granted at the fair market value of the underlying Common Stock at the date of grant and are exercisable either six months from the date of grant or over a period of years fixed by the Committee. Non-qualified stock options may be granted either at or below fair market value on the date of grant and generally vest in installments over a period of years. This vesting feature of some of the incentive stock options and all of the non-qualified options has the effect of encouraging long-term commitment to the Company and its goals.

      The Committee determines the amount of all grants to executive officers, the term of the options and the vesting period. The size of option grants to executive officers is based on the officer's level of responsibility at the time of grant.

Fiscal 1997 Compensation of the Chief Executive Officer

      Effective October 1, 1996, the base salary of Mr. Trainor, the Chief Executive Officer, was increased from $430,000 to $550,000 per year. This increase was intended to reflect the excellent performance of Mr. Trainor during the fiscal year ended June 30, 1996, his first year in his new role, and to bring his salary more into line with that of other chief executives of companies the size and complexity of Standex. Mr. Trainor's initial salary as CEO was a substantial increase over his salary as Chief Operating Officer, but was still far below the average salary of other comparable CEOs.

      In fiscal 1996, most measures of the Company's performance declined from the record year in 1995. Sales were down 1.2%, net income was off 19.8% and earnings per share declined 16.3%. Also, due to a decline in the stock price, the total return to stockholders was-7.3% for the fiscal year. Despite the comparisons with the prior year, fiscal 1996 was still the second best year in the Company's history in terms of sales, net income and earnings per share. Based on the good performance of the Company and on Mr. Trainor's success in growing into the difficult job of running such a diverse and complicated company, the Committee recommended, and the Board approved, a bonus award to Mr. Trainor for fiscal 1996 of $125,000, the same as he received for fiscal 1995.

                                        Salary and Employee Benefits Committee
                                           Walter F. Greeley, Chairman
                                           William L. Brown
                                           Samuel S. Dennis 3d
                                           Daniel B. Hogan

Compensation Committee Interlocks and Insider Participation

      Mr. Dennis was Vice President of the Company from November 1957 through June 1989. In addition, the Company utilizes the services of the law firm of Hale & Dorr, to which Mr. Dennis was Of Counsel until December 1996.

                             EXECUTIVE COMPENSATION

      The following table shows for fiscal years ending June 30, 1997, 1996 and 1995, the cash compensation as well as certain other compensation, paid to the named executive officers.

                                        SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
                                                                               -------------------------
                                               Annual Compensation               Awards       Payouts
                                     ---------------------------------------   ----------  -------------
                                                                 Other         Securities
    Name and                 Fiscal                              Annual        Underlying      LTIP          All Other
Principal Position            Year   Salary($)   Bonus($)  Compensation($)(7)  Options(#)  Payouts($)(2)  Compensation(3)
---------------------------  ------  ---------   --------  ------------------  ----------  -------------  ---------------

Thomas L. King                1997   $516,667    $    -0-                                    $120,640     $  757,858(8)
  Chairman of the Board       1996   $516,667    $200,000                                    $134,680     $1,385,765(9)
                              1995   $760,000    $181,600        $7,240                      $ 83,700     $   40,858(4)

Edward J. Trainor(1)          1997   $520,000    $125,000                                    $ 39,440     $    3,198
  President/CEO               1996   $430,000    $125,000                        15,000      $ 46,620     $    3,102
                              1995   $321,667    $100,000        $  488         100,000      $ 27,900     $    8,182(5)

Thomas H. DeWitt              1997   $354,000    $ 70,000                                    $ 58,000     $    5,844(6)
  Executive Vice President/   1996   $340,750    $ 85,000                        10,000      $ 64,750     $    5,290(6)
  Administration              1995   $323,000    $ 78,200        $  759                      $ 40,300     $    4,982(6)

David R. Crichton             1997   $262,500    $ 55,000                                    $ 48,720     $    5,696(6)
  Executive Vice President/   1996   $251,250    $ 65,000                        10,000      $ 54,390     $    5,511(6)
  Operations                  1995   $236,250    $ 57,200        $  733                      $ 34,100     $    4,632(6)

Lindsay M. Sedwick            1997   $257,500    $ 55,000                                    $ 46,400     $    3,198
  Senior Vice President of    1996   $231,667    $ 55,000                                    $ 41,440     $    3,102
  Finance/CFO                 1995   $206,250    $ 49,500        $1,014                      $ 21,700     $    3,182

--------------------
<F1>  Mr. Trainor became CEO of the Company on July 1, 1995.
<F2>  LTIP Payouts reflect payments received by the named executive officers pursuant to the Company's profit improvement plan. This plan was terminated with regard to future grants in fiscal year 1996. The outstanding grants mature over five years from date of grant, vesting one third per year in the last three years of the five year term. At maturity, the increase, if any, in the earnings per share of the Company over the base year is accorded a price/earnings ratio of 10 and is paid to the participant in cash. There is no maximum payout.
<F3>  All other compensation includes contributions made by the Company to the
      Standex Employees' Stock Ownership Plan, a defined contribution plan.
      Estimates of the aggregate amounts contributed to this plan during fiscal
      1997 are $3,198 for Messrs. Trainor, DeWitt, Crichton and Sedwick; during fiscal 1996 are $3,102 for Messrs. Trainor, DeWitt, Crichton and Sedwick;
      and during fiscal 1995 are $3,182 for each named executive.
<F4>  This amount includes $32,094, the premium paid by the Company on whole life insurance owned by a trust of which Mr. King is a trustee for fiscal
      1995. Also included is $5,582, the premium paid by the Company for additional group term life insurance in 1995.
<F5>  This amount also includes a performance bonus of $5,000 awarded to Mr.
      Trainor in 1995.
<F6>  This amount includes the dollar value of term life insurance premiums paid by the Company (Mr. DeWitt--$2,646 in 1997, $2,188 in 1996 and
      $1,800 in 1995; Mr. Crichton--$2,498 in 1997; $2,409 in 1996 and $1,450
      in 1995).
<F7>  This amount reflects amounts reimbursed during fiscal 1995 for payment of
      FICA-HI taxes in connection with the Company's non-qualified pension plan.
<F8>  This column reflects the payments made during fiscal 1997 on two ten-year temporary life annuities consisting of $248,730 received pursuant to the
      Executive Security Program and $387,160 received pursuant to the
      Supplemental Retirement Plan of the Company. Also included in this column is the amount of $121,968 received pursuant to the Retirement Plan of the
      Company.
<F9>  This amount includes the following retirement benefits: $627,907 received as a one-time cash distribution pursuant to the Employees' Stock
      Ownership Plan of the Company; two ten-year temporary life annuities consisting of $248,730 received pursuant to the Executive Security
      Program and $387,160 received pursuant to the Supplemental Retirement
      Plan of the Company; and $121,968 received pursuant to the Retirement
      Plan of the Company. Upon retirement Mr. King was no longer a paticipant in the Company's bonus program.

                             --------------------

Stock Options

      The following table provides information on stock options exercised during fiscal 1997 and options outstanding on June 30, 1997. No stock options were granted to the named executives in fiscal 1997.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                       AND FISCAL YEAR END OPTION VALUES

                                                            Number of Securities         Value of Unexercised
                                                       Underlying Unexercised Options   In-the-Money Options at
                                                             At Fiscal Year End          Fiscal Year End($)(2)
                     Shares Acquired       Value       ------------------------------  --------------------------
    Name             On Exercise (#)  Realized ($)(1)  Exercisable      Unexercisable  Exercisable  Unexercisable
    ----             ---------------  ---------------  -----------      -------------  -----------  -------------

Thomas L. King             -0-              -0-            -0-               -0-           -0-          -0-

Edward J. Trainor          -0-              -0-          47,400            75,600       $341,850      $494,150

Thomas H. DeWitt           -0-              -0-          24,000             7,600       $486,600      $  1,900

David R. Crichton          -0-              -0-           2,400             7,600       $  5,100      $ 16,150

Lindsay M. Sedwick        1,600           $23,200          -0-              3,200          -0-        $ 44,800

--------------------
<F1>  Value Realized equals the fair market value of underlying securities at time of exercise, minus the exercise price, multiplied by the number of shares acquired without deducting for taxes paid by the employee.
<F2>  Calculated based on June 30, 1997 market price of $30.00 less the price to be paid upon exercise.


Pension Plan Table

      The following table shows the estimated annual benefits payable upon retirement for the named executive officers in the Summary Compensation Table and years of service classifications indicated under the Company's pension plan:

                                                       Years of Service
                                        ----------------------------------------------
            Average Compensation          10           20           25           30
            --------------------          --           --           --           --

                  200,000                27,000       54,000       67,500       81,000
                  300,000                40,500       81,000      101,250      121,500
                  400,000                54,000      108,000      135,000      162,000
                  500,000                67,500      135,000      168,750      202,500
                  600,000                81,000      162,000      202,500      243,000
                  700,000                94,500      189,000      236,250      283,500
                  800,000               108,000      216,000      270,000      324,000

      Pensions are computed on a straight-life annuity basis and are not reduced for Social Security or other offset amounts. Participants receive a pension based upon average compensation in the three highest consecutive calendar years multiplied by the number of years of service, times 1.35%. Average annual compensation is determined by adding the three highest consecutive years' earnings and dividing by three.

      The Internal Revenue Code of 1986, as amended, limits the benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has a non-qualified Supplemental Retirement Plan to provide for the full payment of the above pensions to the extent the pension amounts exceed tax-qualified limits. The pension amounts that exceed tax-qualified limits are accounted for by the Company as an operating expense and are accrued over the expected working career of the employee.

      The compensation covered by the pension benefit is based on the combined amounts set forth under the headings "Salary" (on a calendar year basis), "Bonus" and "LTIP Payouts" of the Summary Compensation Table. The years of credited service as of June 30, 1997 for the executive officers named on the Summary Compensation Table are as follows: Edward J. Trainor--13 years; Thomas
H. DeWitt--24 years; David R. Crichton--25 years and Lindsay M. Sedwick--27 years. Mr. King retired with 32 years of service in fiscal 1996.

Employment Agreements

      Messrs. King, DeWitt, Crichton, Sedwick and Trainor each have employment agreements with the Company which provided for full-time employment until June 30, 1995 for Mr. King and which provided for full-time employment until January 31, 1996 for Messrs. Trainor, DeWitt, Crichton and Sedwick respectively. Messrs. Trainor, DeWitt, Crichton and Sedwick's employment agreements automatically renew for two consecutive three year terms unless notice of termination is given one year prior to the end of the then current term. The agreements provide for the payment of minimum annual compensation of $400,000 for Mr. King, $200,000 for Mr. Trainor, $293,000 for Mr. DeWitt, $210,000 for Mr. Crichton and $175,000 for Mr. Sedwick. Since expiration of his full-time employment on June 30, 1995, Mr. King has acted in a consulting capacity and, pursuant to his agreement, will act as a consultant until June 30, 1998, at a compensation level equal to $516,667 per year. Pension and other deferred benefits to which Mr. King is entitled are being paid in addition to the above amount. Their respective agreements prohibit Messrs. King, Trainor, DeWitt, Crichton and Sedwick from competing with the present or future business of the Company for two years subsequent to the termination of their respective employments. Mr. Trainor presently receives base compensation under his agreement at an annual rate of $550,000, Mr. DeWitt receives $357,000, Mr. Crichton receives $285,000 and Mr. Sedwick receives $260,000.

      Mr. King's employment agreement contains an additional provision permitting him to participate for the remainder of his life in any medical, hospitalization or other health plan of the Company provided Mr. King pays all premiums attributable to such coverage.

      The named executives' respective employment agreements contain provisions that protect the executives from termination of employment in the event of a hostile change in control as defined in their employment agreements. These provisions require, in the event of termination, payment of three times the respective executive's then current annual base salary and bonus, 100% vesting in all benefit plans in which the executive participates and three additional years of benefit service credited to the executive under the Company's retirement plans. Additionally, all life and medical insurance plans would be continued for three years for each terminated executive.

                    OTHER INFORMATION CONCERNING THE COMPANY

Board of Directors and Its Committees

      Five meetings of the Board of Directors were held during the fiscal year ended June 30, 1997. Each director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served with the exception of Mr. Bolten, Jr. who attended 40% of the meetings.

      The Board has a Salary and Employee Benefits Committee consisting of Messrs. Greeley (Chairman), Brown, Dennis and Hogan. During fiscal 1997, the Committee held two meetings. The Committee makes recommendations to the Board on the compensation of the top management of the Company and reviews the compensation of top divisional management of the Company. Between meetings of the Board of Directors, the Committee exercises the powers of the Board pertaining to the Employee Stock Purchase Plan and the 1994 Stock Option Plan.

      Messrs. Brown (Chairman), Greeley and Landry serve on the Company's Audit Committee. During fiscal 1997, the Committee met on two occasions. The Audit Committee reviews, both prior to and after the audit, the Company's financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company's internal controls and reports thereon to the Board of Directors.

      During the fiscal year, the Nominating Committee of the Board consisted of Messrs. Dennis (Chairman), Brown and King. The function of the Committee is to consider and recommend to the Board nominees for election as directors of the Company. The Committee will consider nominees recommended by stockholders. Although no formal procedure has been established, stockholders may submit recommendations to the Secretary of the Company, 6 Manor Parkway, Salem, New Hampshire 03079 at the time set forth for submitting shareholder proposals generally.

      During fiscal 1997, the Company paid certain non-employee directors $19,000 as a retainer plus $1,000 for each Board meeting attended. Each director also received $750 for each Committee meeting attended. Additionally, non-employee directors serving as Committee chairmen were paid $1,000 for serving in that capacity for the fiscal year.

Certain Transactions

      The Company utilizes the services of the law firm of Hale & Dorr, of which a corporation controlled by Mr. Dennis was Of Counsel for a portion of the fiscal year.

Indebtedness of Management

      The Company has a Stock Option Loan Plan pursuant to which it has made loans to employees to enable them to exercise stock options. Loans under this plan are made at market interest rates at the time the loan is extended. The loans must be repaid within ten years. Regular quarterly payments are made which reduce the outstanding indebtedness. The Company holds as collateral all stock received on the exercise of options under this plan.

      The largest amount of indebtedness outstanding under this plan as to certain directors and officers of the Company at any time since the beginning of the last fiscal year, as well as the amount outstanding as of July 31, 1997, are as follows:

                                              Largest
                                               Amount          Amount
                                            Outstanding      Outstanding
                          Name of              Since            As of
                        Individual          July 1, 1996    July 31, 1997
                        ----------          ------------    -------------

                     Edward J. Trainor        $ 97,099         $87,633

                     Lindsay M. Sedwick       $249,290         $   -0-


                    PROPOSAL 2--EMPLOYEE STOCK PURCHASE PLAN

      The Standex International Corporation Employee Stock Purchase Plan (the "Plan") is intended to be a successor to the Company's Employee Stock Purchase Plan approved by the stockholders in September, 1985 which expires on September 30, 1997 (the "1985 Plan"). Under the 1985 Plan, 578,481 shares have been purchased leaving 21,519 shares remaining for issuance.

      The Plan was adopted by the Board of Directors on July 30, 1997 and, will commence October 1, 1997, subject to the approval of the stockholders. The Plan will allow up to 400,000 shares of Common Stock to be purchased by U.S. resident employees who are not 5% stockholders of the Company. The purpose of the Plan is to provide a convenient low cost vehicle for employees to become investors in the Company. There are approximately 1080 employees who participate in the 1985 Plan out of 3,862 eligible employees. The Board believes that employees who acquire a proprietary interest in the Company through the purchase of stock will be more highly motivated to advance the interests of the Company. The complete Plan as submitted for approval is set forth in Exhibit A and the following description is subject in all respects to the provisions of the Plan.

Description of Material Features of the Plan

      Eligibility. A U.S. resident employee who works 20 hours or more per week is eligible to participate in the Plan as of the first day of any calendar quarter after the employee becomes employed by the Company. Non-employee directors and employees (i) who are customarily employed for not more than five months in any calendar year or (ii) who own 5% or more of the voting stock of the Company are not eligible. All eligible employees enjoy equal rights and privileges under the Plan.

      Stock Subject to the Plan. The stock offered under the Plan consists of shares of the Common Stock of the Company, par value $1.50 per share, and may include authorized but unissued shares or treasury shares. At July 31, 1997, the market value of the Common Stock was $29.50.

      Purchase of Stock. The Plan grants to each eligible employee an option, on the first business day of each quarter, to purchase shares of Common Stock on the last business day of each quarter. The price paid is 85% of the market price on the New York Stock Exchange at the beginning or end of the quarter, whichever is less. The purchase price will be paid by payroll deductions which may not exceed 10% of gross compensation up to a maximum of $7,500 per year.

      Participation. A participant may increase or decrease his/her payroll deduction once every three months. A participant may withdraw from the Plan at any time but may not reenter the Plan until the commencement of the calendar quarter following the expiration of three months from his/her last termination of participation. In the event of termination of participation, any withholdings made from the participant's pay during the current quarter shall be either used to purchase shares under the Plan at the end of that quarter or, if the participant so requests prior to the end of that quarter, refunded to the participant. Upon termination of employment, a certificate will be issued for all whole shares totaling 100 or more and a check will be issued for any fractional shares remaining in the participant's account. Shares totaling less than 100 will be sold by the transfer agent and the proceeds remitted to the participant.

      Amendment, Termination. Either the Board of Directors of the Company or the Salary and Employee Benefits Committee of the Board of Directors of the Company (the "Committee") may amend or terminate the Plan at any time, except that, without the approval of a majority of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made
(i) increasing the aggregate number of shares which may be issued under the Plan (except pursuant to recapitalizations, reclassifications, stock splits, stock dividends or other subdivisions or combinations affecting the Common Stock) or (ii) changing the class of employees eligible to receive options under the Plan.

      Taxes. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. This section provides that participants do not realize any income at the date of grant or at the time or receipt of the shares and that such income is postponed until they dispose of the shares. The tax consequences to participants upon disposition is dependent upon the variables determining the option price, the sale price and the holding period. The Company is entitled to a deduction under
Section 162 of the Internal Revenue Code only to the extent that ordinary income is realized by the participant as a result of disqualifying dispositions.

      Administration. The Plan will be administered by the Committee which is empowered to adopt rules and regulations concerning the administration and interpretation of the Plan.

      Plan Duration. The Plan will continue in effect until (i) the day that participants become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase or (ii) terminated by the Committee.

      Participation in the Plan is voluntary and is dependent upon each eligible employee's election to participate and such employee's determination as to the level of payroll deductions. Accordingly, future purchases under the Plan are not determinable. The following table sets forth certain information regarding shares purchased during the last fiscal year under the 1985 Plan by each of the named executive officers qualified to be participants under the Plan, all current executive officers as a group and all employees and non-executive officers as a group:

                                                                                Number of
                      Name and Position                 Dollar Value ($)    Shares Purchased
                      -----------------                 ----------------    ----------------

Edward J. Trainor
 President/CEO                                             $    5,616               241

Thomas H. DeWitt
 Executive Vice President/Administration                          -0-               -0-

David R. Crichton
 Executive Vice President/Operations                              -0-               -0-

Lindsay M. Sedwick
 Senior Vice President of Finance/CFO                             -0-               -0-

All Executive Officers as a Group (7 persons)              $    5,616               241

All employees and Non-Executive Officers as a Group
 (approximately 1080 persons)                              $1,996,047            84,943


      Effect of Vote. A favorable vote by the holders of a majority of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting, at which a quorum is present, is required to adopt the Plan.

      The Board of Directors recommends a vote "FOR" the proposal to adopt the Standex International Corporation Employee Stock Purchase Plan. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a contrary vote is specified.

                        PROPOSAL 3--APPROVAL OF AUDITORS

      Subject to approval by the stockholders, the Board of Directors has appointed the firm of Deloitte & Touche LLP, independent public accountants, as auditors of the Company for the year ending June 30, 1998. This firm and two predecessor firms have been auditors of the Company since 1955.

      It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                                OTHER PROPOSALS

      Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Compliance With The Securities Exchange Act

      Pursuant to the Securities Exchange Act of 1934, the Company's executive officers and directors are required to file reports of ownership and changes in ownership in the Common Stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange with copies of those reports filed with the Company.

      Based solely upon a review of the copies of the reports furnished to the Company, the Company believes that during fiscal 1997 all executive officers and directors have complied with such filing requirements except Samuel S. Dennis 3d who filed one late Form 4 report for one transaction which occured in May, 1997. That report was ultimately filed in August, 1997.

                             STOCKHOLDER PROPOSALS

      Any stockholder desiring to submit a proposal for consideration at the 1998 Annual Meeting of Stockholders must submit such proposal to the Company in writing on or before May 17, 1998.


                                        By the Board of Directors



                                        Richard H. Booth, Secretary

September 19, 1997


                                                                      EXHIBIT A

                       STANDEX INTERNATIONAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.

      This Plan affords certain employees of Standex International Corporation (the "Company") and its wholly-owned subsidiaries ("Subsidiaries") an opportunity to obtain shares of the Common Stock of the Company on a favorable basis.

2.    Stock Subject to Plan.

      The stock to be offered under this Plan will be shares of the Common Stock of the Company, par value $1.50 per share, ("Standex stock") and may include authorized but unissued shares or treasury shares. Subject to adjustment as provided in Section 12, the aggregate amount of stock which may be purchased under this Plan shall not exceed 400,000 shares of Standex stock (as presently constituted).

3.    Employees Eligible to Participate.

      An employee shall become eligible to participate in this Plan as of the first day of any calendar quarter after he/she becomes employed by the Company or any of its Subsidiaries if the employee is employed within the United States and is compensated in U.S. currency. Non-employee directors of the Company and employees, (i) whose customary employment is for twenty hours or less per week, (ii) who are customarily employed for not more than five months in any calendar year or (iii) who own 5% or more of the voting stock of the Company, are not eligible. All eligible employees shall enjoy equal rights and privileges under this Plan.

4.    Grant of Option to Purchase.

      Each eligible employee ("Participant") is granted, on the first business day of each quarter (the "Grant Date"), an option to purchase, on the last business day of each quarter (the "Purchase Date"), such number of shares (including fractional shares) of Standex stock as may be purchased by the aggregate amount deducted from his/her compensation during said quarter at a price equal to the lesser of:

      (a)   85% of the opening price on the Grant Date; or

      (b)   85% of the closing price on the Purchase Date.

      The opening and closing prices shall be determined by reference to the opening and closing prices on the principal national securities exchange on which Standex stock is listed for trading. A business day shall be defined as a day on which the national securities exchanges are open for trading.

5.    Participation

      Each Participant may participate in the Plan at the beginning of any calendar quarter by completing and forwarding a "Payroll Deduction Authorization Form For Purchase of Standex International Stock" to his/her appropriate payroll location before the commencement of the quarter. The form will authorize regular payroll deductions from the Participant's compensation to commence at the beginning of the calendar quarter specified in the form. The Company will maintain payroll deduction accounts for all Participants.

      The amount deducted must be at least $5.00 per week for employees paid on a weekly basis and $20.00 per month for employees paid on any other basis. In addition, the amount deducted may not exceed the higher of:

      (a) 10% of the "Compensation" (as defined below) received by the Participant from the Company in the prior calendar year divided by either 52 (for employees paid on a weekly basis) or 24 (for employees paid on a semi-monthly basis); or

      (b) 10% of the Participant's current annual base salary, if any, divided by either 52 or 24, as appropriate,

      provided, however, that the amount deducted shall not exceed $144.23 per week (for employees paid on a weekly basis) or $312.50 per pay period (for employees paid on a semi-monthly basis).

      "Compensation" shall mean base salary and/or net commissions paid by the Company plus any bonus amounts paid by the Company but excluding any amounts received from the Profit Improvement Participation Shares Plan.

      A Participant may increase or decrease his/her payroll deduction once every three months by filing a new Payroll Deduction Authorization Form. The change may not be effective sooner than the next pay period after the receipt of the Form.

      A Participant may terminate his/her participation in the Plan at any time but may not re-enter the Plan until the commencement of the calendar quarter following the expiration of three months from his/her last termination of participation.

      Participation in the Plan shall be wholly voluntary. No employee may purchase shares under the Plan to the extent such purchase would result in the ownership by him/her of more than 5% of the voting stock of the Company. For the purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code of 1986, as amended, (the "Code") shall apply in determining the stock ownership of an individual and stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

6.    Purchase of Shares.

      So long as a Participant maintains his/her participation in the Plan, the number of shares computed under Sections 4 and 5 will automatically be purchased on the Purchase Date and shares will be issued to the Participant after the 15th day of the following month will be held in book entry form at the transfer agent of the Company. The number of shares purchased shall be shown on a statement issued to the Participant after the 15th day of the month following the Purchase Date. Certificates will not be issued unless the Participant specifically so requests in writing to the transfer agent of the Company. Upon receipt of such request, certificates shall be in whole shares.

      All purchases of Standex stock under this Plan must be made by payroll deductions only.

7.    Designation of Accounts.

      Accounts may be designated in the name of the Participant or, if he/she so indicates on the Payroll Deduction Authorization Form, in the Participant's name jointly with a member of his/her family (who is not a minor) with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy, may have their account designated in his/her name as tenant in common with a member of his/her family, without right of survivorship.

8.    Rights as a Stockholder.

      The rights and privileges of a stockholder of the Company shall exist with respect to the shares purchased under this Plan when a statement has been issued evidencing the shares purchased for the Participant.

9. Rights on Retirement, Death, Termination of Employment or Termination of Participation.

      In the event of a Participant's retirement, death, termination of employment or termination of participation during a calendar quarter, any withholdings made from the Participant's pay during the current quarter shall be either used to purchase shares under the Plan at the end of that quarter or, if the Participant so requests prior to the end of that quarter, refunded to the Participant.

      In the case of retirement, death or termination of employment, a certificate will then be issued for all whole shares in book entry form totaling 100 or more and a check will be issued for any fractional shares remaining in the Participant's account. If, in any such case, the total shares in book entry form are less than 100, the transfer agent of the Company will sell the shares in the account as soon as practicable upon receiving notice from the Company that the Participant retired, died or terminated employment.

      In the case of a termination of participation by a Participant who will continue as an employee of the Company or one of its wholly-owned subsidiaries, the book entry account of such Participant will be maintained.

10.   Rights Not Transferable.

      Rights under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code (26 U. S. C.
      Section 1 et. seq.) or Title I of the Employment Retirement Income Security Act or rules thereunder and are exerciseable during his/her lifetime only by the Participant.

11.   Application of Funds.

      All funds received or held by the Company under this Plan may be used for any corporate purpose.

12.   Adjustment in Case of Changes Affecting Standex Stock.

      If the outstanding shares of Standex stock are changed by reason of a recapitalization or reclassification or if there shall be a stock split, stock dividend, subdivision or combination affecting the Standex stock, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares subject to this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options which shall have been granted prior to any such change shall likewise be made. Adjustments under this Section 12 shall be made by the Board of Directors of the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

13.   Administration.

      The Salary and Employee Benefits Committee of the Board of Directors of the Company (the "Committee") which shall be made up of two or more directors each of whom is a disinterested person as that term is defined in Section 16b-(3)(c)(2)(i) of the Securities Exchange Act of 1934 (the "1934 Act"), may from time to time impose, amend or repeal such regulations, not inconsistent herewith, as it may deem necessary for the proper administration of the Plan. However, such regulations shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4) and (8) thereof) and regulations promulgated thereunder.

14.   Amendment of the Plan.

      Either the Board of Directors of the Company or the Committee may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made

      (a) increasing the aggregate number of shares which may be issued under this Plan (other than as provided in Section 12); or

      (b) changing the class of employees eligible to receive options under this Plan.

15.   Effective Date of Plan.

      This Plan shall take effect October 1, 1997, provided that it is approved by the holders of a majority of the shares of the Common Stock of the Company present, in person or by proxy, and entitled to vote at the Annual Meeting of Stockholders within the 12 months following that date.

16.   Termination of the Plan

      This Plan and all rights of employees under any offering hereunder shall terminate:

      (a) on the day that Participants become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares entitled to be purchased is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as they deem fair; or

      (b)   at any time, at the discretion of the Committee.

      Upon termination of this Plan, all amounts in the accounts of Participants, to the extent not used to purchase shares under the Plan, shall be promptly refunded.

17.   Leaves of Absence

      If a Participant ceases to receive compensation because of an authorized leave of absence, sick leave, military service or layoff or if a Participant becomes temporarily ineligible because of a change of employment status, the payroll deductions under this Plan will be automatically suspended. Such payroll deductions will only be re-established after the individual returns to full employment status.

18.   Government Regulations.

      The Company's obligation to sell and deliver Standex stock under this Plan is subject to compliance with any governmental law, regulation or other requirement in connection with the authorization, issuance or sale of such stock.

19.   Limitation Required by the Code.

      No Participant shall be permitted to purchase shares of Standex stock under all stock purchase plans of the Company, its parents or subsidiaries, at a rate which exceeds $25,000 of fair market value of such shares (determined as of the Grant Date) in any calendar year.

20.      Application of Section 16 of the 1934 Act.

      With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.



                          [COMMON STOCK PROXY CARD]


                      STANDEX INTERNATIONAL CORPORATION

                       Annual Meeting of Stockholders

      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                      STANDEX INTERNATIONAL CORPORATION

                       Annual Meeting of Stockholders
         This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoint(s) Edward J. Trainor and Thomas H. DeWitt as proxies, with full power of substitution, and hereby authorizes them or any of them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Standex International Corporation (the "Company") to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on Tuesday, October 28, 1997 at 11:00 a.m., and at any adjournments thereof, as indicated below on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

      Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

             (Important-To be Signed and Dated on Reverse Side)

[X] Please mark votes as in this example.

1. Election of Directors

To fix the number of Directors at fourteen.

For three-year terms expiring in 2000:

William R. Fenoglio, Walter F. Greeley, C. Kevin Landry, H. Nicholas Muller, III, Ph.D., Edward J. Trainor

      FOR  [  ]       WITHHELD  [  ]

[  ]
       --------------------------------------
       For all nominees except as noted above

2. To approve the adoption of a new Employee Stock Purchase Plan covering 400,000 shares.
      FOR  [  ]      AGAINST  [  ]      ABSTAIN  [  ]

3.  To approve the selection of Deloitte & Touche LLP as independent auditors.
      FOR  [  ]      AGAINST  [  ]      ABSTAIN  [  ]

4.  To transact such other business as may come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]

Signature:                Date:          Signature:             Date:
          --------------       --------            ------------      --------



                              [ESOP PROXY CARD]


                      STANDEX INTERNATIONAL CORPORATION

                       Annual Meeting of Stockholders

      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                      STANDEX INTERNATIONAL CORPORATION

                       Annual Meeting of Stockholders
         This Proxy is Solicited on Behalf of the Board of Directors

      As a participant in the Standex International Corporation Employees' Stock Ownership Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on June 30, 1997 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on Tuesday, October 28, 1997 at 11:00 a.m., and at any adjournments thereof. Under the Plan, the shares for which no signed proxy card is returned, or for which voting instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each proposal for which properly executed instructions were timely received.

      Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

             (Important-To be Signed and Dated on Reverse Side)

[X] Please mark votes as in this example.

1. Election of Directors

To fix the number of Directors at fourteen.

For three-year terms expiring in 2000:

William R. Fenoglio, Walter F. Greeley, C. Kevin Landry, H. Nicholas Muller, III, Ph.D., Edward J. Trainor

      FOR  [  ]       WITHHELD  [  ]

[  ]
       --------------------------------------
       For all nominees except as noted above

2. To approve the adoption of a new Employee Stock Purchase Plan covering 400,000 shares.
      FOR  [  ]      AGAINST  [  ]      ABSTAIN  [  ]

3.  To approve the selection of Deloitte & Touche LLP as independent auditors.
      FOR  [  ]      AGAINST  [  ]      ABSTAIN  [  ]

4.  To transact such other business as may come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]

Signature:              Date:         Signature:               Date:
          -------------      --------           --------------      -------